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                                                                      Exhibit 21


                           SUBSIDIARIES OF THE COMPANY


The following is a list of the Company's subsidiaries:



                                                                PERCENTAGE OF VOTING
                                                                SECURITIES OWNED BY
                                            ORGANIZED             REGISTRANT AS OF
                                           UNDER LAW OF           DECEMBER 30, 2000
                                           ------------         --------------------
Silicon Laboratories UK Limited.          United Kingdom                   100%
Silicon Laboratories Isolation, Inc.      State of California              100%

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